Exhibit 99.5

CCS POWER FINANCE CO, LLC

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2025 and December 31, 2024

With Independent Auditors' Report Therein

CCS POWER FINANCE CO, LLC

TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT	2-3

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Consolidated Statements of Changes in Members' Equity	6
Consolidated Statements of Cash Flows	7
Notes to the Consolidated Financial Statements	8-21

KPMG LLP
Suite 4000
1735 Market Street
Philadelphia, PA 19103-7501

Independent Auditors' Report

The Members and Board of Directors

CCS Power Finance Co, LLC:

Opinion

We have audited the consolidated financial statements of CCS Power Finance Co, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG
International Limited, a private English company limited by guarantee.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Philadelphia, Pennsylvania
February 24, 2026

CCS POWER FINANCE CO, LLC

YEARS ENDED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$128,893	$20,897
Financial assurance - short term	-	200
Trade accounts receivable, net	13,349	1,928
Unbilled accounts receivable	14,244	12,079
Other current assets	2,687	3,377
Total current assets	159,173	38,481

Financial assurance - long term	147	147
Property and equipment, net	10,444	12,547
Intangible assets, net	101,412	119,078
Goodwill	126,746	126,746
Lease Right of Use Asset	1,432	1,886
Other assets	1,441	1,065
Total assets	400,795	299,950

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Trade accounts payable	1,193	2,780
Accrued customer payments	116,566	48,033
Accrued payroll, benefits, and other	5,483	5,957
Debt - short term	86,606	16,413
Lease Liability - short term	581	550
Other current liabilities	7,527	-
Total current liabilities	217,956	73,733

Debt - long term	-	85,494
Debt due to related parties	16,500	16,500
Accrued liabilities due to related parties	3,562	1,773
Deferred tax liabilities	17,503	18,407
Lease Liability - long term	1,163	1,705
Other liabilities	75	208
Total liabilities	256,759	197,820

Members' equity	144,036	102,130
Total members' equity	144,036	102,130
Total liabilities and members' equity	$400,795	$299,950

The accompanying notes are an integral part of these consolidated financial statements.

CCS POWER FINANCE CO, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

For the years ended December 31,	2025	2024
Revenue	$247,232	$132,460
Cost of revenue	155,761	86,590
Gross profit	91,471	45,870

Operating expenses
Compensation	39,346	34,989
General & administrative	13,752	12,908
Amortization & depreciation	23,169	22,121
Related party advisory fees	-	10
Transaction & other expenses	975	3,023
Operating income (loss)	14,229	(27,181)

Interest expense	12,604	12,664
Income (loss) before income taxes	1,625	(39,845)

Provision for income tax expense (benefit)	(281)	(1,411)
Net income (loss)	$1,906	$(38,434)

The accompanying notes are an integral part of these consolidated financial statements.

CCS POWER FINANCE CO, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
(IN THOUSANDS)

Total Members' Equity
Balance at December 31, 2023	$146,411
Distributions	(5,847)
Net loss	(38,434)
Balance at December 31, 2024	$102,130
Contribution	40,000
Net income	1,906
Balance at December 31, 2025	$144,036

The accompanying notes are an integral part of these consolidated financial statements.

CCS POWER FINANCE CO, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	2025	2024
Cash flows from operating activities
Net income (loss)	$1,906	$(38,434)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Amortization & depreciation	23,169	22,121
Amortization of operating lease right-of-use assets	454	699
Amortization of debt issuance costs	1,112	1,112
Deferred taxes	(904)	(1,270)
Changes in operating assets & liabilities:
Trade accounts receivable, net and unbilled accounts receivable	(13,586)	6,616
Other current assets	690	833
Financial assurance short and long term	200	966
Other assets	(376)	(976)
Trade accounts payable	(1,587)	302
Accrued customer payments	68,533	(1,862)
Accrued payroll, benefits, and other	(474)	(2,783)
Other current liabilities	7,558	(202)
Accrued liabilities due to related parties	1,789	1,521
Other liabilities	(675)	(1,143)
Net cash provided by (used in) operating activities	87,809	(12,500)

Cash flows from investing activities
Capital expenditures	(3,400)	(4,899)
Net cash used in investing activities	(3,400)	(4,899)

Cash flows from financing activities
Proceeds from capital contribution	40,000	-
Issuance of related party debt	-	5,940
Borrowing under revolving credit facility	10,000	10,000
Repayment under revolving credit facility	(20,000)	-
Principal repayment	(6,413)	(6,156)
Distributions	-	(5,847)
Net cash provided by financing activities	23,587	3,937

Net change in cash and cash equivalents	107,996	(13,462)
Cash and cash equivalents at beginning of period	20,897	34,359
Cash and cash equivalents at end of period	$128,893	$20,897

Supplemental disclosures of cash flow information
Cash paid for taxes	420	681
Cash paid for interest	11,056	11,171

The accompanying notes are an integral part of these consolidated financial statements.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 1—Description of Business and basis of consolidation

Description of Business – Enerwise Global Technologies, LLC d/b/a CPower (hereinafter "we", "us", "our", "Enerwise") is a Delaware Limited Liability Corporation. Enerwise provides intelligent energy management solutions to utilities, independent system operators ("ISOs") and regional transmission organizations ("RTO") that manage programs and/or auctions in which commercial and industrial ("C&I") customers participate. The Enerwise solutions are delivered through the management of C&I megawatts in open and regulated markets.

On December 21, 2018, Enerwise and its parent company, CPower Holdings, LLC entered into a Stock Purchase Agreement (the "Acquisition Agreement") with CPower Acquisition Company, LLC ("CPower A") whereby all outstanding shares were acquired by CPower A, which represented a transfer of ownership.

Effective January 31, 2019, Enerwise Global Technologies d/b/a CPower converted from a Delaware Corporation to a Delaware Limited Liability Company.

On February 1, 2019, CPower A transferred 98% common ownership interest of Enerwise to CCS Power Finance Co, LLC ("Power Finance") which constituted a common control transaction under Accounting Standards Codification (ASC) 805 Business Combinations, as the two entities are under the control of the same parent. The transfer of ownership was recorded at historical cost and the consolidated financial statements include Enerwise activity commencing on January 1, 2019.

Principles of Consolidation – The consolidated financial statements include the accounts of CCS Power Finance Co., LLC, CCS Acquisition Holdco, LLC, CPower Acquisition Company, LLC and Enerwise Global Technologies, LLC d/b/a CPower (collectively referred to as the "Company") and have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Intercompany transactions and balances are eliminated upon consolidation.

Note 2—Significant accounting policies

Use of estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP, which requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Significant estimates include the valuation of intangible assets resulting from acquisitions, provisions required for allowance for doubtful accounts, non-collectible accounts receivable, revenues, accrued customer payments, and tax reserves.

The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Changes in estimates are recorded in the period in which they become known. Actual results could differ materially from those estimates.

Cash and cash equivalents – The Company considers cash equivalents to be all highly liquid investments with an original maturity of three months or less when purchased. Cash and cash equivalents consist of cash deposited in banks.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 2—Significant accounting policies (continued)

Financial assurance – The Company maintains funds in conjunction with open markets to collateralize the performance of its positions. The balances are deposited directly with the ISOs, RTOs, utilities, their designated agent or through letters of credit. These amounts have been classified on the consolidated balance sheet as short term or long term based on the underlying restriction.

Allowance for doubtful accounts –The Company reviews the outstanding accounts receivable on a monthly basis, as well as uncollectable account adjustments experienced in the past, and establishes an allowance for doubtful accounts when necessary. Account balances are reduced against the allowance for doubtful accounts when the Company determines it is probable the receivable will not be recovered.

Property and equipment, net – Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the depreciable assets. Leasehold improvements are depreciated over the shorter of the lease term or useful life. Improvements are capitalized while repairs and maintenance are expensed as incurred. Costs associated with internally developed software are recorded in Work in Progress subcategory and reclassified to Software subcategory once ready for its intended use. Balances of major classes of property and equipment are as follows (in thousands):

	Estimated Useful Life	2025	2024
Property and equipment
Equipment	3	$540	$504
Software	3	24,858	18,430
Furniture & Fixtures	5	2	2
Leasehold Improvements	3-10	205	205
Work in Progress	N/A	1,055	4,282
Total		26,660	23,423
Less accumulated depreciation		(16,216)	(10,876)
Property and equipment, net		$10,444	$12,547

The Company recorded $5,503 thousand and $4,455 thousand of depreciation expense for the years ended December 31, 2025 and December 31, 2024, respectively. These amounts are included in amortization and depreciation in the Consolidated Statements of Operations.

Risks and uncertainties – The Company's performance is subject to a variety of factors, including the economy, the regulatory environment, and the electricity markets. As with any operations within the power and utilities industry, the Company is subject to risk, including customer performance, market and regulatory compliance, operator error, or catastrophic events such as fires, earthquakes, floods, extreme weather, explosions, pandemics or other similar occurrences affecting a power supply and demand. The occurrence of any of these events could significantly impact the revenues generated or significantly increase the expenses incurred.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 2—Significant accounting policies (continued)

Fair value of financial instruments – The Company uses financial instruments in the normal course of business, including Cash and cash equivalents, Financial assurance, Trade accounts receivable, Unbilled accounts receivable, Trade accounts payable, Accrued customer payments, and Accrued payroll, benefits and other. The carrying values of these financial instruments approximate their respective fair values at the Consolidated Balance Sheet date due to the short-term maturity of these assets and liabilities.

ASC 820, Fair Value Measurements and Disclosures describe three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and agreement prices for the underlying instruments, as well as other relevant economic measures. Substantially all assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value.

Revenue recognition and cost of revenue – The Company derives the majority of its revenues from participation in utility, RTO, or ISO programs, which require the Company to provide electric capacity through demand reduction when a utility, RTO, or ISO calls an event to curtail electrical usage. Revenues are earned based on the Company's ability to deliver capacity. In order to provide capacity, the Company manages a portfolio of C&I end users' electric loads. Capacity amounts are verified through the results of actual events or tests, which take place throughout the calendar year. Cash payments are received from RTOs, ISOs, and utilities for participation throughout the year.

Within certain markets, the Company may utilize the incremental auctions held prior to the commencement of the delivery year or may enter into bilateral agreements with other market demand or supply-side providers to fulfill a portion of the megawatts previously awarded ("Wholesale Capacity"). If the Company is released from its obligations to fulfill commitment through an auction or a bilateral agreement, the Company recognizes revenue net of related cost of revenue over the delivery year.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 2—Significant accounting policies (continued)

The Company recognizes revenue in accordance with ASU 2014-09, Revenue from Contracts with Customers, (referred collectively herein as "Topic 606"). The Company applies the invoicing practical expedient to recognize revenues, except in circumstances where the invoiced amount does not represent the value transferred to the customer. Revenues derived from Wholesale Capacity are presented net of costs.

Disaggregated revenue by type for the years ended December 31, 2025 and December 31, 2024 was as follows (in thousands):

	2025	2024
Demand Response	$245,823	$137,199
Wholesale Capacity	579	(4,739)
Other	830	-
Total Revenues	$247,232	$132,460

Impairment of long-lived assets – The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount should be assessed by comparing their carrying value to the undiscounted estimated future net operating cash flows expected to be derived from such assets. If such evaluation indicates a potential impairment, a discounted cash flow analysis is used to measure fair value in determining the amount of these assets that should be written off.

Goodwill is tested for impairment annually, during the fourth quarter, and when events or changes in circumstances indicate that the carrying value may not be recoverable. The Company has identified one reporting unit for the purpose of goodwill impairment testing. The Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of its reporting unit is less than its carrying value. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of its reporting unit is less than its carrying value, a quantitative impairment test is performed. The quantitative impairment test involves comparing the fair value of the reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss is recognized equal to the difference between its carrying value and fair value.

During the years ended December 31, 2025 and December 2024, no impairment charges were recognized.

Income taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements' carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. Management has evaluated all other tax positions that could have a significant effect on the consolidated financial statements and determined the Company has no uncertain income tax positions at December 31, 2025 and December 31, 2024. Accordingly, no related penalties or interest were recognized in the consolidated financial statements.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 2—Significant accounting policies (continued)

Recent Accounting Pronouncements

In December 2023, FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures to enhance the transparency and decision usefulness of income tax disclosures. ASU 2023-09 requires certain quantitative rate reconciliation disclosures for public entities. Additionally, this ASU requires all entities to disclose income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company for fiscal years beginning after December 15, 2025. The Company is currently evaluating the impact of the standard on the Company's consolidated financial statements.

In September 2025, FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, to modernize the accounting for internal-use software costs. ASU 2025-06 replaces the prescriptive project stage model with a principles-based capitalization threshold and incorporates website development guidance into the internal-use software model. Additionally, this ASU clarifies related disclosure requirements and does not change the accounting for external-use software. ASU 2025-06 is effective for the Company for fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the standard on the Company's consolidated financial statements.

Note 3—Intangible Assets and Goodwill

The Company's intangible assets, as of December 31, 2025 and December 31, 2024, consisted of the following (in thousands):

	Estimated Useful Life (in Years)	December 31, 2025	December 31, 2024
Customer and Partner Relationships	12	$174,990	$174,990
Trade Name	20	25,000	25,000
Developed Technology	12	22,000	22,000
Total Intangibles		221,990	221,990
Accumulated Amortization		(120,578)	(102,912)
Intangibles, net		$101,412	$119,078

Goodwill		$126,746	$126,746

The Company amortizes intangible assets using the straight-line method and reviews for impairment if it determines there was a triggering event. The Company recorded $17,666 thousand of intangible amortization expense for each year ended December 31, 2025 and December 31, 2024. These amounts are included in Amortization and depreciation in the Consolidated Statements of Operations. Estimated aggregate intangible amortization expense for each of the next five years is as follows:

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 3—Intangible Assets and Goodwill (continued)

2026	17,666
2027	17,666
2028	17,666
2029	17,666
2030	17,250

Goodwill is not amortized but is tested for impairment annually, during the fourth quarter, and when events or changes in circumstances indicate that the carrying value may not be recoverable.

Note 4—Accounts receivable, net

Trade accounts receivable, net of the allowance for doubtful accounts of $0 thousand, as of December 31, 2025 and December 31, 2024 totaled $13,349 thousand and $1,928 thousand, respectively. The balances represent revenues earned and invoiced or with a right to invoice. The balances primarily consist of amounts owed to the Company from the Utility, ISO or RTO. Certain reserve amounts have been reclassified to Other current liabilities for consistency with the current year presentation. These reclassifications had no effect on the reported results of consolidated statement of operations.

Unbilled accounts receivable as of December 31, 2025 and December 31, 2024 totaled $14,244 thousand and $12,079 thousand, respectively. Unbilled accounts receivable represents amounts that the Company will invoice pursuant to the Company's future billings for services rendered though the balance sheet date.

Note 5—Income taxes

The Company utilizes the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as operating loss carryforwards.

Effective January 31, 2019 Enerwise Global Technologies d/b/a CPower converted from a Delaware Corporation to a Delaware Limited Liability Company, taxed as a partnership and considered a pass-through entity for tax purposes.

Under ASC Topic 740, Enerwise Global Technologies, LLC recognized the effect of the change in tax status on the net deferred tax assets and liabilities as of January 31, 2019. As a result, Enerwise's parent company CPower Acquisition Company, LLC, which is taxed as a C Corporation, recognized deferred tax assets and liabilities from its interest in Enerwise Global Technologies, LLC and its assumption of certain of its tax attributes. CCS Power Finance Co, LLC is a disregarded entity for tax purposes. The provision for income taxes reflects the activity of its subsidiaries, as described in Note 1, Description of Business and Basis of Consolidation.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 5—Income taxes (continued)

The income tax provision for the years ended December 31, 2025 and 2024, consist of the following (in thousands):

	2025	2024
Current:
Federal expense	$179	$36
State and local expense	444	(176)
Total current tax expense	623	(140)
Deferred:
Federal benefit	(1,191)	(960)
State and local expense	287	(310)
Total deferred tax expense	(904)	(1,271)
Total provision for income taxes	$(281)	$(1,411)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Income/(Loss) before income taxes	(957)	(1,154)	(4,119)	(7,999)
Income tax expense/(benefit)	525	(242)	(281)	(1,411)
Effective income tax rate	-54.9%	21.0%	6.8%	17.6%

The income tax provision represents the stand-alone income activity for CCS Acquisition Holdco LLC, which is consolidated under CCS Power Finance Co LLC. For the three months ended December 31, 2025, the effective tax rate was negative due to the change in deferred state tax rate. For the twelve months ended December 31, 2025, the effective tax rate was lower than the statutory rate of 21% primarily due to the change in deferred state tax rate. The change in deferred state tax rate is driven by an increase in sales in states with a higher corporate tax rate.

For the three and twelve months ended December 31, 2024, the effective tax rate was lower than the statutory rate of 21% primarily due to a permanent differences related to the intercompany loan interest expense. The twelve months ended Dec. 31, 2024 income tax benefit includes the rate change adjustment from Q2 2024 effective tax rate.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 5—Income taxes (continued)

Deferred tax assets (liabilities) for the years ended December 31, 2025 and 2024, consist of the following (in thousands):

	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$2,970	$3,635
163j interest	351	$1,840
Deferred tax assets	3,322	5,475
Deferred tax liabilities:
Investment basis difference	(20,953)	(23,845)
174 Expense	150	(16)
Deferred tax liabilities	(20,803)	(23,861)
Net deferred income tax liabilities	(17,481)	(18,385)
Valuation allowance	(21)	(21)
Total net deferred income tax liabilities, net of valuation allowance	$(17,503)	$(18,407)

Deferred tax assets are required to be reduced by a valuation allowance if it is more likely than not that some portion or the entire deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. In making this determination, the Company considers all available positive and negative evidence affecting specific deferred tax assets, including the Company's past and anticipated future performance, the reversal of deferred tax liabilities, the length of carryback and carry-forward periods, and the implementation of tax planning strategies. Objective positive evidence is necessary to support a conclusion that a valuation allowance is not needed for all or a portion of deferred tax assets.

The Company has determined that based on all available evidence, $21 thousand of valuation allowance is necessary for years ended December 31, 2025 and 2024, respectively. The Company's current income and forecast were used in making these determinations.

The Company has a deferred tax asset for the federal and state net operating loss carryforwards of $2,685 thousand and $285 thousand, respectively, as of December 31, 2025. The federal net operating loss deferred tax asset, $712 thousand will begin expiring in the year 2031 and $1,973 thousand has an indefinite carryforward subject to an annual limitation of 80% of Federal taxable income. The state net operating loss carryforward deferred asset begin expiring in the year 2032.

As of December 31, 2025, the Company had determined no liabilities for uncertain tax positions should be recorded. The Company's tax years ended December 31, 2022 through December 31, 2025 are subject to examination by the federal and state tax authorities.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 6—Accrued customer payments and trade accounts payable

Accrued customer payments as of December 31, 2025 and December 31, 2024 consisted of program participant payments. The Company pays participants within a specified period after receipt of payment from the utility, ISO or RTO.

Trade accounts payable as of December 31, 2025 and December 31, 2024 consisted of vendor payables and trade accruals. The Company pays vendors within a specified period, typically within 30 days of invoice date.

Note 7—Concentrations of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of Cash, Financial assurance, Trade accounts receivable, and Unbilled accounts receivable. Cash accounts are generally held at major financial institutions. Financial assurance, Trade accounts receivable, and Unbilled accounts receivable is concentrated within Utility, ISO, RTO. This industry concentration may impact the Company's overall exposure to credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic, industry or other conditions.

Financial assurance, Trade accounts receivable, and Unbilled accounts receivable are concentrated within entities engaged in the energy industry. These industry concentrations may impact the Company's overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic, industry or other conditions.

As of and for the years ended December 31, 2025 and December 31, 2024, three ISOs/RTOs/utilities accounted for 85% and 71% of revenues, and 65% and 59% of accounts receivable, respectively. Loss of revenues from any of these ISOs/RTOs/utilities would be material to the Company's operations.

Note 8—Borrowings and credit agreements

On May 17, 2019, the Company entered into a credit agreement with a group of lenders (Credit Agreement) which was funded on the same date. The Credit Agreement consists of the following:

a)	a $120,000 thousand five-year term loan (the Term Loan); and

b)	a $20,000 thousand five-year revolving credit facility (the Revolver) used to (i) finance working capital and for general corporate purposes, (ii) support obligations under certain agreements and (iii) satisfy certain collateral requirements with respect to maintenance and operations.

The interest rates on outstanding loans under the Credit Agreement were adjusted for each interest period based on an election made by the company between 1) adjusted Eurodollar rate plus a spread of 3.50% and 2) Alternate Base Rate. The Alternate Base Rate was defined as the greatest of the following plus a spread of 2.50%: (a) Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00%, and (c) Adjusted Eurodollar Rate in effect on such day plus 1.00%; Base Rate is the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00%, and (c) Adjusted Eurodollar Rate in effect on such day plus 1.00%. The elections and interest rates were determined on a monthly basis. Mandatory amortization of the Term Loan ranged from 0.50% to 3.50% of the original outstanding principal amount, payable quarterly.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 8—Borrowings and credit agreements (continued)

On April 14, 2022, the Company executed an amendment to the existing Credit Agreement ("Amended Credit Agreement") whereby maturity has been extended until December 31, 2026, and an additional $180,000 thousand of commitment under the Revolver is made available for issuance of letters of credit to provide credit support to contractual counterparties or other similar payment or performance assurance. Debt issuance costs totaled $4,458 thousand.

The interest rates on outstanding loans under the Amended Credit Agreement are adjusted for each interest period based on an election made by the company, which historically has been on a monthly basis, between (a) ABR Borrowing defined as Base Rate plus 2.25% and (b) SOFR Borrowing defined as Adjusted Term SOFR plus 3.25%. ABR is defined as the greatest (a) the rate that the Administrative Agent announces from time to time as its prime or base commercial lending rate, as in effect from time to time or (b) the sum of (i) the Federal Funds Effective Rate in effect on such day plus (ii) 0.50% and (c) the sum of (i) the Adjusted Term SOFR for a one-month tenor in effect on such day plus (ii) 1.00%. Adjusted Term SOFR is defined as SOFR reference rate for a tenor comparable to the applicable interest period plus 0.07% for a one month election. The interest rate in effect at December 31, 2025 and December 31, 2024 for the Term Loan and Revolver is 7.24% and 7.89% respectively. Interest is payable on the Term Loan and Revolver on a monthly basis.

As of December 31, 2025 and December 31, 2024, there were $87,719 thousand and $94,131 thousand outstanding under the Term Loan, respectively, and $0 thousand and $10,000 thousand outstanding under the Revolver. As of December 31, 2025 and December 31, 2024, $60,600 thousand and $48,975 thousand, respectively, of the Revolver have been used to issue standby letters of credit to collateralize performance of the Company's positions with ISOs, RTOs, and utilities in which it operates. As such, the amount available under the Revolver is $139,400 and $141,025 as of December 31, 2025 and December 31, 2024. See Note – 9 Commitments and Contingencies. The Credit Agreement contains certain financial, affirmative and negative covenants, the Company was in compliance with all covenants throughout 2025 and 2024. On May 7, 2025, the Company obtained a waiver from its lenders related to a financial covenant under the Amended Credit Agreement for the quarter ending on June 30, 2025.

At December 31, 2025 and December 31, 2024, the unamortized debt issuance and deferred financing costs totaled $1,112 thousand and $2,224 thousand, respectively. The amortization of these costs are reflected as a component of Interest expense, net on the accompanying statements of operations. For the years ended December 31, 2025 and December 31, 2024, amortization of such costs totaled $1,112 thousand each year.

As of December 31, 2025, minimum principal payments for the next year for the Term Loan are as follows (in thousands) with final payment due upon maturity:

2026
Minimum principal payments	$87,719

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 8—Borrowings and credit agreements (continued)

Pursuant to the Amended Credit Agreement and driven by PJM base residual capacity prices for the 2023/2024 delivery year, the Company's parent CCS Intermediate Holdco, LLC, which is indirectly majority owned by CCS Class A Member, LLC a wholly owned subsidiary of LS Power Equity Partners IV, LP, is required to make an equity contribution totaling $16,500 thousand, in equal installments over a 12 month period commencing in June 2023. To fulfill this equity contribution obligation, CCS Intermediate Holdco, LLC entered into a related party subordinated loan with the Company. See Note 12 – Related Party Transactions. CCS Intermediate Holdco, LLC made contributions totaling zero and $5,940 for the year end December 31, 2025 and December 31, 2024, respectively.

Note 9—Employee savings and retirement plan

The Company has a defined contribution employee benefit plan qualifying under Section 401(k) of the Internal Revenue Code (the "Plan"). The Company may make discretionary matching contributions equal to 50% of employee contributions up to 6% and this match is payable on a monthly basis for the years ended December 31, 2025 and December 31, 2024.

The Company recorded $669 thousand and $678 thousand of matching contribution expense for years ended December 31, 2025 and December 31, 2024, respectively. These amounts are included in Compensation in the Consolidated Statements of Operations. Unpaid matching contributions totaled $159 thousand and $153 thousand as of December 31, 2025 and 2024, respectively. Such balances are included in Accrued Payroll, Benefits and Other in the accompanying Consolidated Balance Sheet.

Note 10—Leases

The Company has three non-cancellable operating leases for office space under various terms ranging from 2-10 years, effective from 2018, 2020, and 2023. These lease agreements provide for increasing rent over the lease term and contain renewal options. As of December 31, 2025, the Company does not intend to take renewal options on any of the leases.

Upon adoption of ASC 842 on January 1, 2022, the Company recognized an operating lease liability and related right-of-use (ROU) asset in the amount of $4,423 thousand and $3,956 thousand, respectively. The Company has made an election not to recognize ROU assets and lease liabilities in the consolidated balance sheets for its short-term leases, which have a lease term of 12 months or less.

ROU assets and operating lease liabilities are recognized at the present value of the future lease payments on the lease commencement date. For the initial measurement of lease liabilities, the Company uses the incremental borrowing rate, which is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, over a similar term an amount equal to the payments for the lease. The Company recognizes lease expense for all operating leases on a straight-line basis over the lease term.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 10—Leases (continued)

Lease payments are payable monthly. Lease payments under certain agreements may escalate over the lease term by a variable percentage. The Company has no leases which contain residual value guarantees provided by the Company.

For the year ended December 31, 2025
Lease cost

Operating lease cost	$604
Short-term lease cost	-
Total lease cost	$604

Other information:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$661

Right-of-use assets obtained in exchange for new operating lease liabilities	$75

Weighted average remaining lease term (in years)	2.98 yrs
Weighted average discount rate	3.77%

As of December 31, 2025, annual payments based on the maturities of the Company's operating leases are expected to be as follows (in thousands):

2026	$633
2027	567
2028	589
Thereafter	50
Total operating lease payments	1,839
Less: present value adjustment	(95)
Total operating lease liabilities	$1,744

Note 11—Commitments and contingencies

Guarantees – The Company has guaranteed the electrical capacity it has committed to deliver pursuant to certain long-term contracts or open market biddings with ISOs, RTOs and utilities. Such guarantees may be secured by cash, letters of credit, performance bonds, or third-party guarantees.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 11—Commitments and contingencies (continued)

Off-balance sheet arrangements - Standby letters of credit

In the ordinary course of business, the Company has entered into collateral arrangements in the form of standby letters of credit issued under its Revolver, in favor of the ISOs, RTOs and utilities with which it operates. At December 31, 2025 and December 31, 2024, these collateral arrangements totaled $60,600 thousand and $48,975 thousand, respectively.

Note 12—Related party transactions

The Company is indirectly majority owned by CCS Class A Member, LLC, which is a wholly owned subsidiary of LS Power Equity Partners IV, LP ("LS Power"). LS Power is a related party to an agreement with provisions for repayment of travel and certain administrative and legal expenses. Expenses related to these provisions for the years ended December 31, 2025 and December 31, 2024 totaled $0 thousand and $10 thousand, respectively, recorded in Related party advisory fees on the Consolidated Statement of Operations.

On June 30, 2023, the Company entered into a subordinated loan agreement with the Company's parent CCS Intermediate Holdco, LLC, which is indirectly majority owned by CCS Class A Member, LLC to receive equity contributions pursuant to the Amended Credit Agreement. See Note 8 – Borrowings and credit agreements. The principal amount of the subordinated loan totals $16,500 thousand. The note bears interest of 9.25% per annum and matures on March 31, 2027. As of December 31, 2025, the subordinated loan payable balance consisted of $16,500 thousand principal outstanding plus $3,562 thousand in accrued interest. As of December 31, 2024, the subordinated loan payable balance consisted of $16,500 thousand principal outstanding plus $1,773 thousand in accrued interest.

Certain members of management have loans with an affiliate of the Company for the purchase of stock in that affiliate. The loans are full recourse loans and are not recorded in the Company's financial statements as the Company is not a party to those loans.

Members of management of Enerwise have been awarded incentive units in CCS Power Holdings, LLC. Such units vest upon change of control as defined by the incentive agreement. As of December 31, 2025, change in control has not occurred, therefore no fair value has been assigned to such units and thus no expense has been recorded for these units in 2025.

Note 13—Equity

In accordance with the Power Finance LLC agreement, the Company is permitted to make distributions to its parent at the parent's discretion, while maintaining compliance with the Amended Credit Agreement. Distributions for the years ended December 31, 2025 and December 31, 2024 totaled $0 thousand and $5,847 thousand, respectively.

On August 13, 2025, LS Power contributed $40,000 thousand as a cash contribution to CCS Finance Co., LLC. The contribution was recorded as an increase to members' equity and is reflected in these consolidated financial statements.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND DECEMBER 31, 2024

Note 14—Subsequent events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 24, 2026, the date these consolidated financial statements were available to be issued. On May 12, 2025, the Company entered into a definitive purchase and sale agreement with NRG Energy, Inc for the sale of the Company, and the transaction was completed on January 30, 2026. In connection with the closing of the transaction, the Company and NRG Energy repaid the Term Loan immediately prior to closing. The repayment also resulted in the settlement of accrued and unpaid interest of the Term Loan through the closing date. The Company has concluded that no other subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements.